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                                                                   Exhibit 10.15

                             RIGHT OF FIRST REFUSAL

                                       AND

                                CO-SALE AGREEMENT

         This Right of First Refusal and Co-Sale Agreement dated as of June 15, 1995 (this "Agreement") is entered into by and among UroQuest Corporation, a Florida corporation (the "Corporation"), Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), Vertical Fund Associates, L.P., a Delaware limited partnership ("Vertical") (Warburg and Vertical are referred to herein collectively as the "Investors") and Richard C. Davis, Jr. M.D., an individual residing in the State of Florida ("Davis").

                                   WITNESSETH:

         WHEREAS, Davis owns 5,000,000 shares of voting common stock, $.001 par value ("Voting Common Stock"), of the Corporation; and

         WHEREAS, the Investors have agreed to purchase shares of Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock") from the Corporation pursuant to a Securities Purchase Agreement between the Corporation, the Investors and Davis; and

         WHEREAS, the Investors have requested as a condition of their purchase of the Series D Preferred Stock, and Davis has agreed, that Davis grant the Investors the rights provided herein;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement:

         (a) "Person" shall include an individual, a corporation, a partnership, a trust or any other organization or entity.

         (b) "Restricted Shares" shall mean all shares of Voting Common Stock now owned or hereafter acquired by Davis while this Agreement remains in effect, including without limitation, all Voting Common Stock now owned or hereafter acquired by Davis and his spouse, if any, as community property or as separate property, and all references herein to the Voting Common Stock owned by Davis includes the community interest of his spouse, if any, in such stock. Any obligation of Davis to sell or offer to sell Restricted Shares includes an obligation on the part of his spouse, if any, to sell or offer to sell her community interest in such stock in the same manner. The termination of the marital relationship of Davis and his spouse for nay reason shall not have the effect of removing any Voting Common Stock otherwise subject to this Agreement from the coverage hereof.


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         (c) "Sale," "sell" or "sold" shall mean and include any sale, gift, or other form of inter vivos transfer, voluntary or involuntary, including any dividend or distribution thereof and the pledging of any such stock.

         SECTION 2. Transfer Restrictions. No Restricted Shares or any interest therein shall be sold in any fashion, except as provided in Section 3, Section 4 or Section 5 of this Agreement. Any sale or attempted sale not made in compliance with this Agreement shall be void and of no effect.

         SECTION 3. Offer to the Corporation and the Shareholders.

         (a) If Davis desires in good faith to sell any Restricted Shares or any interest therein, or has received a good faith, non-collusive offer to purchase such shares which Davis desires to accept, Davis shall first make a written offer (the "Offer") to sell such Restricted Shares to the Investors.

         (b) The offer shall be sent to the Investors in compliance with the terms of this Agreement and shall set forth:

                  (i) the number of Restricted Shares and the interest therein that Davis desires to sell;

                  (ii) the names of any proposed purchaser and a description of the proposed sale;

                  (iii) the cash consideration per share to be received by Davis in connection with any bona fide sale, or if the consideration is other than cash or partly in cash and partly in the form of other consideration, the nature of the consideration (with a reasonable description thereof) and the fair and reasonable cash equivalent (discounted, at the prime commercial rate of interest of Chase Manhattan Bank of Florida, to the present value of any future cash payments) for the property or other consideration to be received, and the other items and conditions of such proposed sale;

                  (iv) the address for Davis at which the Investors may give any notice required herein;

                  (v) an offer to sell and transfer the Restricted Shares that are the subject of the Offer to the Investors pursuant to the provisions of this Agreement.

         The date of the Offer shall be the fifth business day after the Offer shall have been mailed or delivered personally to the Investors.

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         (c) The Investors shall have the option for ten (10) days following the date of the Offer, to purchase all of the Restricted Shares offered for the consideration and on the other terms and conditions specified in the Offer. Each Investor may purchase a proportionate amount of the Restricted Shares offered equal to the proportion of the outstanding shares of Series D Preferred Stock that it owns. If an Investor does not exercise its option with respect to all of the Restricted Shares offered to it, the other Investor may purchase such Restricted Shares which are not purchased by the first Investor.

         (d) In order to exercise its right to purchase, an Investor shall notify Davis within the requisite time period. Such notice shall state the number of Restricted Shares which the Investor elects to purchase. A duplicate copy of all notices of exercise by an Investor shall be sent to the Corporation.

         (e) If, at the end of the ten (10) day option period, the Investors have not elected to purchase all of the Restricted Shares offered, then the Investors shall not be entitled to purchase any of the Restricted Shares and, subject to the Investors' rights in Section 4, Davis may sell all, but not less than all, of the Restricted Shares to the proposed purchaser named in the Offer, on the terms and conditions set forth in the Offer. If the offered Restricted Shares are not transferred within ninety (90) days after the date of the Offer, then, before any transfer of such Restricted Shares, a new Offer covering such Restricted Shares must be made by Davis and the terms of this Section 3 and
Section 4 must be complied with.

         (f) The closing of the purchase of Restricted shares under this Section 3 shall be at 10:00 a.m. local time at the Corporation's office on the fifth business day after expiration of the ten (10) day option period referred to in
Section 3(c), or at such other time and place as the parties may agree.

         (g) Payment for the Restricted Shares purchased under this Section 3 by an Investor shall be made in cash or by certified bank cashier's check or checks payable to the order of Davis or such other person as may be designated by him.

         SECTION 4. Sales by Davis.

         (a) If Davis receives an Offer to purchase any Restricted Shares which Davis wishes to accept Davis shall first comply with and satisfy all of the requirements applicable to such proposed transfer under Section 3.

         (b) If the right of first refusal in Section 3 is not exercised as to all of the Restricted Stock, Davis then shall promptly notify each Investor in writing of such fact. Each Investor shall have the right, exercisable upon written notice to

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Davis within ten (10) days after receipt of such notice, to sell to the proposed purchaser specified in the Offer the number of shares of Restricted Stock set forth below at the price and upon the other terms and conditions contained in the Offer. To the extent an Investor exercises such right of participation, the number of shares of Restricted Stock that Davis may sell pursuant to such Offer shall be correspondingly reduced. The right of participation of each Investor shall be subject to the following terms and conditions:

                  (i) Each Investor may sell all or any part of that number of shares of Voting Common Stock or Series D Preferred Stock owned by that Investor that is not in excess of the product obtained by multiplying (A) the number of shares of Common Stock covered by the Offer that Davis proposes to sell (after compliance with Section 3 of this Agreement) by (B) a fraction, the numerator of which is the number of shares of Voting Common Stock at the time owned by that Investor and the denominator of which is the total number of shares of Voting Common Stock then held by the Investors and Davis. For purposes of making this computation, each Investor shall be deemed to own the number of shares of Voting Common Stock into which all of its Series D Preferred Stock is convertible at that time.

                  (ii) Each Investor may effect its participation in the sale by delivering to the Corporation, with a copy to Davis, within the ten (10) day period under Section 4(b), for transfer to the proposed transferee, one or more certificates, properly endorsed for transfer, which shall be accompanied by a written election to participate in the sale with respect to a specified number of shares of the Voting Common Stock (the "Election Number") and shall represent: (A) at least the Election Number of shares of Voting Common Stock, or
(B) that number of shares of Series D Preferred Stock which is at such time convertible into at least the Election Number of shares of Voting Common Stock. Any Investor who does not deliver such certificate(s) and written election within the fifteen (15) day period will be deemed to have waived all rights under this Agreement with respect to that particular Offer, but not with respect to any subsequent Offer.

         (c) The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Voting Common Stock made by Davis shall not adversely affect the Investors' rights to participate in subsequent Voting Common Stock sales by Davis pursuant to Section 4 hereof.

         SECTION 5. Exempt Transactions.

         (a) The prohibition against the sale of Restricted Shares shall not apply to the exchange of Restricted Shares pursuant to a plan of merger, consolidation, recapitalization or reorganization of the Corporation, but any stock or securities

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received in exchange therefor shall also become Restricted Shares subject to this Agreement; provided, however, that any such stock or securities received in any such merger, consolidation, recapitalization or reorganization shall not become Restricted Shares subject to this Agreement if (i) Davis owns less than ten percent (10%) of the aggregate voting power (for the election of directors generally) of the surviving or resulting corporation, or other corporation party to such transaction following such merger, consolidation, recapitalization or reorganization and (ii) any stock or securities received in such merger, consolidation, recapitalization or reorganization are registered under the Securities Exchange Act of 1934, as amended. A dissolution or liquidation of the Corporation shall not be deemed to be a transfer for purposes of this Agreement; provided, however, that a dissolution or liquidation of the Corporation within one year following the sale of all or substantially all of the assets of the Corporation in exchange for stock or securities shall be considered a reorganization of the Corporation.

         (b) The prohibition against the sale of Restricted Shares shall not apply to a sale or transfer by Davis of all or part of his Restricted Shares to his spouse, his lineal descendants (natural or adopted), his parents, his grandparents, or his siblings, or to an inter vivos trust established on behalf of any of such persons, provided, however, that any such transferees shall receive and hold the Restricted Shares subject to the terms of this Agreement.

         (c) Except as expressly provided in Section 5(a), any transferees of Restricted Shares, regardless of the method by which said transferee acquired said Restricted Shares, shall be subject to the terms of this Agreement, and shall, prior to the receipt of any such Restricted Shares, agree in writing to be bound by the terms hereof. Any purported transfer which does not apply with such provision shall be null and void.

         SECTION 6. Legend on Stock Certificates. The parties will instruct the Corporation to insert on all stock certificates representing the Restricted Shares a conspicuous legend, in form reasonably acceptable to the Corporation, stating that such shares are subject to an agreement which restricts the transferability of the Shares and otherwise circumscribes the rights which may be exercised by the holder thereof.

         SECTION 7. Specific Enforcement. In view of the inadequacy of money damages, and in view of the fact that the stock of the Corporation cannot be readily purchased or sold in the general market, if Davis or other person shall fail to comply with the provisions of Section 2, 3, 4 or 5 hereof, the Investors shall be entitled, to the extent permitted by applicable law, to injunctive relief in the case of the violation, or attempted or threatened violation, by Davis or other person of any of the

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provisions of such Sections, or to a decree compelling specific performance by
Davis or other person of any such provisions, or to any other remedy legally allowed to them.

         SECTION 8. Void Transfers. If any Restricted Shares shall be sold otherwise than in accordance with the terms and conditions of this Agreement, such sale shall be void. The Investors shall, instead of treating such sale, transfer or disposition as a nullity, have the right, exercisable at any time prior to the expiration of six (6) months after first receiving written or other notice of such disposition, to purchase such shares at such price and in all other respects as if the Restricted Shares had been disposed of in accordance with the terms and conditions of this Agreement. Such right shall constitute an "adverse claim" within the meaning of such term as used within the meaning of the Uniform Commercial Code of any State. In addition to, and without prejudice to, any and all other rights or remedies which may be available to the Investors, Davis agrees that the Corporation may, but shall have no obligation to, hold and refuse to transfer any Restricted Shares, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of the Agreement.

         SECTION 9. Unique Consideration. If the consideration to be furnished in any proposed transaction to acquire stock subject to this Agreement is other than money or promissory notes, and involves a consideration which is unique and cannot be readily furnished by the Investors (e.g., stock in a closely held corporation or an interest in land), then the Investors may, for the purposes of this Agreement, be deemed to meet the purchase price offered to Davis by paying in cash the fair market value of the unique consideration proposed to be furnished to Davis in the proposed transaction. The determination of the value of the unique consideration shall be made by a third person selected by agreement of the Investors and Davis. If there is no agreement on a third party, then the determination shall be made by an independent appraiser selected by the Corporation's Board of Directors.

         SECTION 10. Notices. All notices, offers, requests, consents and communications required or permitted to be given or made under this Agreement shall be made in writing and shall be deemed to have been duly given or made when sent by mail, postage prepaid.

         (a) if to the Corporation, to 14280 Carlson Circle, Tampa, Florida 33626, and

         (b) if to Davis or any Investor, to the address as last shown on the stock record books of the Corporation, or, in each case, at such other address as may hereafter have been designated

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most recently in writing, with specific reference to this Section, by the addressee to the addressor.

         SECTION 11. Amendment; Severability. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the parties hereto. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         SECTION 12. Agreements by Corporation. The Corporation, insofar as is proper or required, consents to this Agreement. It shall not transfer or reissue any of its shares of stock in violation of this Agreement or without requiring proof of compliance with this Agreement. All stock certificates issued to Davis or his successors by the Corporation or held by Davis or his successors during the lift of this Agreement shall be endorsed as stated above.

         SECTION 13. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument, (c) shall insure to the benefit of, and be binding upon, the successors, assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Florida, without respect to the conflict of laws rules. The captions in this Agreement are for convenience of reference only and shall not affect its interpretation in any respect.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands effective as of the day and year first written above.

                                           UROQUEST CORPORATION



                                           By: /s/ Richard C. Davis, Jr.
                                           -----------------------------
                                           Richard C. Davis, Jr.,
                                           Chairman of the Board

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                                           INVESTORS

                                           Warburg, Pincus Investors, L.P.

                                           By:  Warburg, Pincus & Co.,
                                                    General Partner

                                           By:  /s/ Elizabeth H. Weatherman
                                           Name:_____________________
                                           Title:____________________
                                           Date:_____________________

                                           Vertical Fund Associates, L.P.

                                           By:  The Vertical Group,
                                                General Partner

                                           By:  /s/ Jack Lasersohn
                                           Name: ____________________
                                           Title:____________________
                                           Date:_____________________

Spouse, if any                             DAVIS

                                           /s/ Richard C. Davis, M.D.
________________________                   Richard C. Davis, Jr., M.D.

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                              UroQuest Corporation
                              14280 Carlson Circle
                              Tampa, Florida 33626


                                                                 July __, 1996


Warburg, Pincus Investors, L.P.
466 Lexington Avenue
New York, New York 10017

Vertical Fund Associates, L.P.
18 Bank Street
Summit, New Jersey 07901

Richard C. Davis, Jr., M.D.
c/o UroQuest Corporation
14280 Carlson Circle
Tampa, Florida 33626

Ladies and Gentlemen:

         Reference is made to the Right of First Refusal and Co-Sale Agreement, dated as of June 15, 1995 ("Agreement"), among Warburg, Pincus Investors, L.P. ("Warburg"), Vertical Fund Associates, L.P. ("Vertical"), Richard C. Davis, Jr., M.D. ("Davis") and UroQuest Corporation (the "Company"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement.

         Warburg, Vertical, Davis and the Company hereby agree that the Agreement is hereby amended by deleting Section 1(b) of the Agreement in its entirety and replacing it with the following:

                  "(b) (i) "Restricted Shares" shall mean all shares of Voting Common Stock now owned or hereafter acquired by Davis while this Agreement remains in effect, including without limitation, all voting Common Stock now owned or hereafter acquired by Davis and his spouse, if any, as community property or as separate property, and all references herein to the Voting Common Stock owned by Davis includes the community interest of his spouse, if any, in such stock. Any obligation of Davis to sell or, offer to sell Restricted Shares includes an obligation on the part of his spouse, if any, to sell or offer to sell her community interest in such stock in the same manner. The termination of the marital relationship of Davis and his spouse for any reason shall not have the effect of removing any Voting Common Stock otherwise subject to this Agreement from the coverage hereof. Notwithstanding the foregoing, the term "Restricted Shares" shall not be deemed to include: (a) upon the closing of the proposed initial public offering of up to 3,350,000 shares (but in no event less than 3,000,000 shares) of the Company's common stock, not including shares covered by the over-allotment option, to be granted to Dillon, Read & Co. Inc. and Prudential Securities Incorporated, the managing underwriters of


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         such offering, with an initial public offering price of between $11.00 and $13.00 per share (the "Initial Public Offering"), 200,000 shares of Voting Common Stock, (b) following the closing of the Initial Public Offering and on June 15, 1997, an amount equal to 100,000 shares of Voting Common Stock, and (c) on the final day of the month that is the eighteenth (18th) month following the closing of the Initial Public Offering, and every three months thereafter, the number of shares of Voting Common Stock equal to one percent (1%) of the number of outstanding shares of the Company's common stock.

                  (ii) The number of shares of Voting Common Stock deemed not to be Restricted Shares pursuant to this Agreement shall be adjusted upon any stock split or division, reverse stock split, stock dividend, reclassification, reorganization, combination or recapitalization."

         If the foregoing is in accordance with your understanding, please so indicate by executing a copy of this letter and returning it to the undersigned, whereupon this letter shall become our binding agreement.

                                            Sincerely,

                                            UROQUEST CORPORATION

                                            By:______________________
                                               Name:
                                               Title:

Agreed to and accepted by:

WARBURG, PINCUS INVESTORS, L.P.

         By: WARBURG, PINCUS & CO.,
             General Partner

By:___________________________
   Name: Elizabeth H. Weatherman
   Title: General Manager

THE VERTICAL FUND ASSOCIATES, L.P.

By: THE VERTICAL GROUP, INC.
    General Partner

By:___________________________
   Name:
   Title:

______________________________
Richard C. Davis, Jr., M.D.

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